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                                                                    Exhibit 99.2

                                     FORM OF

                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                             12 3/4% NOTES DUE 2009

                                       OF

                                TRITEL PCS, INC.

                  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 12 3/4% Notes due 2009 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.


                  The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

                              The Bank of New York
                             101 Barclay Street, 21W
                            New York, New York 10286
                      Attn: Corporate Trust Administration


                   To Confirm by Telephone or for Information:
                                 (212) ________
                              Attn:________________


                            Facsimile Transmissions:
                                 (212) 815-5915

                  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS


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THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED
IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

                  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.


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Ladies and Gentlemen:

                  The undersigned hereby tenders to Tritel PCS, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated , 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

Aggregate Principal Amount Tendered:____   Name(s) of Registered Holder(s):____

Certificate No(s). (if available):______   Address(es):________________________

                                           ____________________________________
If Old Notes will be tendered by
book-entry transfer, provide the           ____________________________________
following information:

                                           Area Code and Telephone Number(s):__

DTC Account Number:___________________
                                           Signature(s):_______________________

Date:_________________________________     ____________________________________


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

                  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five [New York Stock Exchange] trading days after the date of execution of this Notice of Guaranteed Delivery.

                  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_____________________          ___________________________
                                               (Authorized Signature)
Address:__________________________
                                            Title:_____________________
__________________________________
                                            Name:______________________
__________________________________               (Please type or print)
                        (Zip Code)

Area Code and Telephone Number:___          Date:______________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND
       ANY OTHER REQUIRED DOCUMENTS.